EXHIBIT 2(a)


                 AGREEMENT AND PLAN OF MERGER

                            Among

                       TIDEWATER INC.,

                  TIDEWATER EXPANSION, INC.

                             and

               HORNBECK OFFSHORE SERVICES, INC.



                Dated as of December 21, 1995


                      TABLE OF CONTENTS

                                                                      Page


ARTICLE 1.   DEFINITIONS.........................................      1
       Section 1.1      Definitions..............................      1

ARTICLE 2.   THE CLOSING; THE MERGER; EFFECTS OF THE MERGER......      5
       Section 2.1      Closing.  ...............................      5
       Section 2.2      The Merger...............................      6
       Section 2.3      Effects  of  the  Merger; Certificate and
                        By-laws; Directors and Officers..........      6

ARTICLE 3.   MERGER CONSIDERATION; CONVERSION OF SHARES..........      6
       Section 3.1      Conversion of Shares.....................      6
       Section 3.2      Exchange of Stock Certificates; Record
                        Date.....................................      8
       Section 3.3      No Further Rights in Hornbeck Common
                        Stock....................................      8

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF HORNBECK..........      8
       Section 4.1      Organization.............................      8
       Section 4.2      Affiliated Entities......................      9
       Section 4.3      Capitalization...........................      9
       Section 4.4      Authority; Enforceable Agreements........      9
       Section 4.5      No Conflicts or Consents.................     10
       Section 4.6      Corporate Documents, Stockholder
                        Agreements and Board of Directors........     11
       Section 4.7      SEC Documents; Financial Statements;
                        Liabilities..............................     11
       Section 4.8      Accounts Receivable......................     12
       Section 4.9      Absence of Certain Changes or Events.....     12
       Section 4.10     Contracts................................     14
       Section 4.11     Properties and Leases other than Vessels.     15
       Section 4.12     Condition of Hornbeck's Assets Other
                        than Vessels.............................     16
       Section 4.13     Vessels..................................     16
       Section 4.14     Voting Requirements......................     17
       Section 4.15     State  Takeover  Statutes; Hornbeck
                        Stockholder Rights Plan..................     17
       Section 4.16     Accounting Matters.......................     18
       Section 4.17     Suppliers and Customers..................     18
       Section 4.18     Employee Matters.........................     18
       Section 4.19     Employee Benefit Plans...................     19
       Section 4.20     Tax Matters..............................     21
       Section 4.21     Litigation...............................     23
       Section 4.22     Insurance................................     23
       Section 4.23     Environmental Compliance.................     24
       Section 4.24     Compliance With Law; Permits.............     25
       Section 4.25     Interests in Clients, Suppliers, Etc.....     25
       Section 4.26     Transactions With Related Parties........     26
       Section 4.27     Statements are True and Correct..........     26
       Section 4.28     Citizenship..............................     26
       Section 4.29     Broker's and Finder's Fee................     26
       Section 4.30     Disclosure...............................     27

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF TIDEWATER AND SUB.     27
       Section 5.1      Organization.............................     27
       Section 5.2      Affiliated Entities......................     27
       Section 5.3      Capitalization...........................     27
       Section 5.4      Authority; Enforceable Agreements........     28
       Section 5.5      No Conflicts or Consents.................     28
       Section 5.6      Corporate   Documents,   Stockholder
                        Agreements and Board of Directors........     29
       Section 5.7      SEC Documents; Financial Statements;
                        Liabilities..............................     29
       Section 5.8      Absence of Certain Changes or Events.....     30
       Section 5.9      Contracts................................     31
       Section 5.10     Vessels..................................     31
       Section 5.11     Environmental Compliance.................     32
       Section 5.12     State Takeover Statutes..................     32
       Section 5.13     Accounting Matters.......................     32
       Section 5.14     Litigation...............................     33
       Section 5.15     Legality of Tidewater Common Stock.......     33
       Section 5.16     Statements are True and Correct..........     33
       Section 5.17     No Stockholder Vote......................     33
       Section 5.18     Citizenship..............................     33
       Section 5.19     Broker's and Finder's Fee................     33
       Section 5.20     Disclosure...............................     34

ARTICLE 6.  PRE-CLOSING COVENANTS................................     34
       Section 6.1      Hart-Scott-Rodino;  Cooperation  and
                        Best Efforts.............................     34
       Section 6.2      Registration   Statement  and  Proxy
                        Statement; Hornbeck Special Meeting......     34
       Section 6.3      Conduct of Business  By  Both Parties
                        Prior to the Closing Date................     35
       Section 6.4      Conduct of Business By Hornbeck Prior
                        to the Closing Date......................     36
       Section 6.5      No Solicitations.........................     38
       Section 6.6      Press Releases...........................     39
       Section 6.7      Access to Information and Confidentiality     40
       Section 6.8      Consultation and Reporting...............     40
       Section 6.9      Update Schedules.........................     40
       Section 6.10     Hornbeck Stock Options...................     40
       Section 6.11     Exercise of North Sea Options............     41
       Section 6.12     Hornbeck 1995 Form 10-K..................     41
       Section 6.13     Severance Policy.........................     41
       Section 6.14     Sub Stockholder Approval.................     41
       Section 6.15     Employee Indemnification.................     41
       Section 6.16     Change in Control Agreements.............     41

ARTICLE 7.  CLOSING CONDITIONS...................................     42
       Section 7.1      Conditions Applicable to All Parties.....     42
       Section 7.2      Conditions to Tidewater's Obligations....     42
       Section 7.3      Conditions to Hornbeck's Obligations.....     44
       Section 7.4      Waiver of Conditions.....................     45

ARTICLE 8.  POST-CLOSING COVENANTS...............................     45
       Section 8.1      Use of Hornbeck Name.....................     45
       Section 8.2      Indemnification  of  Directors  and
                        Officers of Hornbeck.....................     46
       Section 8.3      Publication of Post-Merger Results.......     47
       Section 8.4      Employee Benefits........................     47
       Section 8.5      Registration Rights......................     47

ARTICLE 9.  TERMINATION..........................................     47
       Section 9.1      Termination..............................     47
       Section 9.2      Effect of Termination....................     48

ARTICLE 10.  MISCELLANEOUS.......................................     49
       Section 10.1     Notices..................................     49
       Section 10.2     Governing Law............................     49
       Section 10.3     Counterparts.............................     50
       Section 10.4     Interpretation; Schedules................     50
       Section 10.5     Entire Agreement; Severability...........     50
       Section 10.6     Amendment and Modification...............     50
       Section 10.7     Extension; Waiver........................     50
       Section 10.8     Binding Effect; Benefits.................     51
       Section 10.9     Assignability............................     51
       Section 10.10    Expenses.................................     51
       Section 10.11    Gender and Certain Definitions...........     51
       Section 10.12    Non-Survival of Representations and
                        Warranties; Remedies.....................     51



                           LIST OF SCHEDULES

          Schedule 4.2                       Schedule 4.20(a)(vii)
          Schedule 4.3                       Schedule 4.20(a)(x)
          Schedule 4.5(a)                    Schedule 4.20(a)(xiii)
          Schedule 4.5(b)                    Schedule 4.21
          Schedule 4.6                       Schedule 4.22
          Schedule 4.7(b)                    Schedule 4.23(b)
          Schedule 4.7(f)                    Schedule 4.23(d)
          Schedule 4.8                       Schedule 4.25
          Schedule 4.9                       Schedule 4.26(a)
          Schedule 4.10(a)                   Schedule 4.26(b)
          Schedule 4.10(b)                   Schedule 4.29
          Schedule 4.11(a)                   Schedule 5.7(e)
          Schedule 4.11(d)                   Schedule 5.10
          Schedule 4.13(a)                   Schedule 5.11(b)
          Schedule 4.13(c)                   Schedule 5.11(c)
          Schedule 4.18(a)                   Schedule 5.14
          Schedule 4.19(a)                   Schedule 6.4(d)
          Schedule 4.19(b)                   Schedule 6.4(e)
          Schedule 4.19(j)                   Schedule 6.4(f)
          Schedule 4.19(k)                   Schedule 6.13
          Schedule 4.20(a)(ii)               Schedule 8.4
          Schedule 4.20(a)(v)

                          LIST OF EXHIBITS

Exhibit A       Certificate of Merger
Exhibit B       Letter of Transmittal
Exhibit C-1     Form of opinion of Keck, Mahin & Cate
Exhibit C-2     Form  of opinion of Morris, Nichols, Arsht & Tunnell,
                Hornbeck Delaware counsel
Exhibit D-1     Form of opinion of Cliffe F. Laborde
Exhibit D-2     Form of opinion of Jones, Walker, Waechter, Poitevent,
                Carrere  & Denegre, L.L.P.
Exhibit D-3     Form   of   opinion  of  Ashby  &  Geddes, Tidewater
                Delaware counsel
Exhibit E       Consulting Agreement with Larry Hornbeck

                    AGREEMENT AND PLAN OF MERGER

       This AGREEMENT AND PLAN OF MERGER dated as of December 21, 1995 is by and among Tidewater Inc., a Delaware corporation ("Tidewater"), Tidewater Expansion, Inc., a wholly owned subsidiary of Tidewater and a Delaware corporation ("Sub"), and Hornbeck Offshore Services, Inc., a Delaware corporation ("Hornbeck").

                    W I T N E S S E T H :

       WHEREAS, the respective Boards of Directors of Tidewater, Sub and Hornbeck deem it desirable to merge Sub into Hornbeck (the "Merger") with the result that Hornbeck shall become a wholly owned subsidiary of Tidewater pursuant to the terms and conditions hereof;

       WHEREAS, it is the parties' mutual intent that the Merger constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization thereunder;

       WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests;

       NOW,    THEREFORE,    in   consideration    of    the
  representations,  warranties   and   covenants   contained
  herein, the parties agree as follows:

                   ARTICLE 1.   DEFINITIONS

       Section  1.1Definitions.   As used in this Agreement,
  the following terms when capitalized have the meanings indicated.

       "Affiliate"  shall  have the meaning ascribed by Rule
  12b-2 promulgated under the Exchange Act.

       "Agreement" shall mean this Agreement and Plan of Merger, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

       "Average Market Price" shall mean the average of the daily closing sale prices of a share of Tidewater Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the 10 consecutive trading days that end on the second trading day prior to the Closing Date.

       "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that
  (A) is maintained, administered or contributed to by the employer and (B) covers any employee or former employee of the employer.

       "Business  Day"  shall   mean  a  day  other  than  a
  Saturday, a Sunday or a day on which national banks or the New York Stock Exchange is closed.

       "Closing Date" shall have the meaning ascribed to it in Section 2.1(a).

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

       "Effective Date" shall have the meaning ascribed to it in Section 2.1(b) hereof.

       "Effective Time" shall have the meaning ascribed to it in Section 2.1(b) hereof.

       "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

       "Environmental Laws" shall have the meaning ascribed to it in Section 4.23.

       "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended, and the rules and regulations promulgated thereunder.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Hornbeck Audited Financial Statements" shall mean the audited balance sheets and related statements of income, stockholders' equity and cash flows, and the related notes thereto of Hornbeck as of and for the years ended December 31, 1992, 1993 and 1994.

       "Hornbeck Common Stock" means the shares of Hornbeck common stock, $.10 par value per share.

       "Hornbeck Consolidated Group" shall mean Hornbeck and any entity in which Hornbeck directly or indirectly owns at least 50% of its equity interest, provided that this definition shall not include any of the entities in the North Sea Group.

       "Hornbeck  Financial  Statements"   shall   mean  the
  Hornbeck  Audited  Financial  Statements  and the Hornbeck
  Interim Financial Statements, collectively.

       "Hornbeck Group" shall mean the Hornbeck Consolidated
  Group and the North Sea Group.

       "Hornbeck Interim Financial Statements" shall mean the unaudited balance sheet, and the related unaudited statements of income and cash flows of Hornbeck as of and for the nine-month period ended September 30, 1995.

       "Hornbeck   Latest  Balance  Sheet"  shall  mean  the
  balance sheet of Hornbeck included in the Hornbeck Interim
  Financial Statements.

       "Hornbeck Stockholder  Rights  Plan"  shall  mean the
  Rights Agreement dated as of June 20, 1995, by and between Hornbeck and First Interstate Bank of Texas, N.A., as rights agent.

       "Hornbeck Vessels" shall have the meaning ascribed in
  Section 4.13 hereof.

       "HSR Act" shall mean the Hart-Scott-Rodino  Antitrust
  Improvements Act of 1976, as amended.

       "HSR Report" shall mean the premerger notification and report form to be filed under the HSR Act.

       "Knowledge of Hornbeck" shall mean the actual knowledge of Larry D. Hornbeck, Bernie W. Stewart or
  Robert W. Hampton, all being executive officers of Hornbeck, without obligation to conduct further inquiry outside the ordinary course of business.

       "Knowledge of Tidewater" shall mean the actual knowledge of William C. O'Malley, Ken C. Tamblyn, Richard
  M. Currence, Stephen A. Snider or Cliffe F. Laborde, all being executive officers of Tidewater, without obligation to conduct further inquiry outside the ordinary course of business.

       "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

       "Material Adverse Effect" shall mean with respect to any party, a material adverse effect on the financial condition, results of operations, business or prospects of such party and its 20% or more-owned direct and indirect subsidiaries, taken as a whole; provided, however, that a general economic decline or a decline experienced by the offshore marine service industry, generally, shall not constitute a Material Adverse Effect; and provided further, that the parties agree that with respect only to those acts, events or occurrences that result, or that are reasonably likely to result, individually or in the aggregate, in a quantifiable loss, cost or expense (a "Quantifiable Loss"): (i) with respect to Hornbeck and its 20% or more owned subsidiaries, a Quantifiable Loss that does not exceed $6 million, and (ii) with respect to Tidewater and its 20% or more owned subsidiaries, a Quantifiable Loss that does not exceed $35 million, shall not be deemed to constitute a Material Adverse Effect, but a Quantifiable Loss that does exceed $6 million (with respect to Hornbeck) or $35 million (with respect to
  Tidewater), shall be deemed to constitute a Material Adverse Effect. The parties acknowledge and agree that acts, events or occurrences, the effects or reasonably likely effects of which are not susceptible of being measured or reduced to a Quantifiable Loss could nevertheless constitute a Material Adverse Effect, and that the second proviso of the foregoing sentence shall not preclude either party from asserting that such acts or events or occurrences have caused or resulted in, or are reasonably likely to cause or result in, a Material Adverse Effect.

       "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

       "North Sea Group"  shall mean Ravensworth Investments
  Limited   ("Ravensworth"),   Hornbeck   Offshore   Limited
  ("HOL"), Seaboard Holdings Limited ("Seaboard"), and any of their respective subsidiaries.

       "Permitted   Liens"   shall  mean   any   mechanic's,
  worker's, materialmen's, operator's, maritime or other liens arising as a matter of law in the ordinary course of business.

       "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

       "Pre-Closing Periods" shall mean all Tax periods ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

       "Proxy Statement" shall mean the proxy statement of Hornbeck to be included in the Registration Statement for the purpose of obtaining the approval of the stockholders of Hornbeck of this Agreement and the prospectus of Tidewater to be included in the Registration Statement for the purpose of offering the Tidewater Common Stock to the Hornbeck stockholders upon consummation of the Merger.

       "Ravensworth Options" shall mean the options granted to Hornbeck, exercisable between January 1, 1995 and March 31, 1996 and between January 1, 1995 and March 31, 1997, respectively, to acquire additional 25.1% and 25% interests, respectively, in Ravensworth Investments Limited pursuant to the Stock Option and Ancillary Rights Agreement dated as of May 26, 1993 by and between Ravensworth Holdings Limited and Hornbeck.

       "Registration Statement" shall mean the registration statement on Form S-4 to be filed by Tidewater with the SEC for the purpose, among other things, of registering the Tidewater Common Stock which will be issued to the holders of Hornbeck Common Stock upon consummation of the Merger.

       "Returns" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

       "Rights" shall mean the rights associated with shares of Tidewater Common Stock to purchase a unit consisting of one two-hundredth of a share of Series A Participating Preferred Stock, without par value, of Tidewater upon the terms and subject to the conditions of the Tidewater Stockholder Rights Plan.

       "SEC"  shall  mean   the   Securities   and  Exchange
  Commission of the United States.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Special Meeting" shall  have the meaning ascribed in
  Section 6.2(c) hereof.

       "Surviving Corporation" shall mean Hornbeck following the Effective Time.

       "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

       "Tidewater Affiliated Group" shall mean Tidewater, Sub, Tidewater Marine Inc., Tidewater Compression Service Inc., Gulf Fleet Supply Vessels, Inc., Jackson Marine Corporation, Jackson Marine, S.A., Seafarer Boat Corporation, Southern Ocean Services PTE. Ltd., Tidewater Nautico, Inc., Twenty Grand Marine Service, Inc., Twenty Grand Offshore, Inc., Zapata Gulf Marine Operators, Inc. and Zapata Gulf Marine International Limited.

       "Tidewater Audited Financial Statements" shall mean the audited balance sheets, and the related statements of earnings, stockholders' equity and cash flows, and the related notes thereto of Tidewater as of and for the years ended March 31, 1993, 1994 and 1995.

       "Tidewater   Common   Stock"  shall  mean  shares  of
  Tidewater common stock, $.10 par value per share.

       "Tidewater Financial Statements" shall mean the Tidewater Audited Financial Statements and the Tidewater Interim Financial Statements.
       "Tidewater Interim Financial Statements" shall mean the unaudited balance sheet, and the related unaudited statements of earnings and cash flows as of and for the six month period ended September 30, 1995.

       "Tidewater Latest Balance Sheet" shall mean the balance sheet included in the Tidewater Interim Financial
  Statements.

       "Tidewater  Stockholder  Rights  Plan" shall mean the
  Restated Rights Agreement dated as of December 17, 1993 by and between Tidewater and the First National Bank of Boston, as rights agent.

       "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

  ARTICLE 2.  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

       Section 2.1 Closing. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,

  L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 A.M. (Central Time) on a date to be mutually agreed upon between the parties, which shall be no later than the third Business Day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(c) and 7.3(c), or if no date has been agreed to, on any date specified by one party to the other upon five days' notice following satisfaction of such conditions; provided, in each case, that the other conditions set forth in Article 7 shall have been satisfied or waived as provided in
  Article 7 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

            (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 7 hereof, (iii) cause the appropriate officers of Hornbeck to execute and deliver the Certificate of Merger (the "Certificate of Merger") in substantially the form attached as Exhibit A hereto and
  (iv) consummate the Merger by causing to be filed the properly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall be effective upon filing of the Certificate of Merger with the Secretary of State of Delaware (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

       Section 2.2 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Hornbeck at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and Hornbeck shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

       Section 2.3  Effects  of the Merger;  Certificate and
  By-laws; Directors and Officers. (a) The Merger shall have the effects specified in Section 259(a) of the DGCL.

            (b) The Certificate of Incorporation of Hornbeck, as amended and restated and attached to the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by law.

            (c) The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation thereafter unless and until amended in accordance with their terms, the terms of the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            (d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold a directorship or office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

    ARTICLE 3.  MERGER CONSIDERATION; CONVERSION OF SHARES

       Section 3.1 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Tidewater, Sub, Hornbeck or the Surviving Corporation, or any holder of any of the following securities:

              (i) each share of common stock of Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock, $.10 par value per share, of the Surviving Corporation;

              (ii) each issued share of Hornbeck Common Stock that is held in treasury by Hornbeck or held by any subsidiary of Hornbeck shall be cancelled and no stock of Tidewater or other consideration shall be delivered in exchange therefor;

              (iii) each share of Hornbeck Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive .667 (as it may be adjusted as provided herein, the "Exchange Ratio") of a fully paid and nonassessable share of Tidewater Common Stock and associated Rights (the "Merger Consideration"); provided that, if the Average Market Price of a share of Tidewater Common Stock is (a) less than $24.50, then the Exchange Ratio shall equal that number obtained by dividing $16.34 by the Average Market Price or (b) greater than $32.50, then the Exchange Ratio shall equal that number obtained by dividing $21.68 by the Average Market Price; provided further that in no event shall the Exchange Ratio, as so adjusted, be less than .60 or greater than .74; provided further that, except as may otherwise be agreed by Tidewater pursuant to Section 6.11 hereof, in no event shall the aggregate number of shares of Hornbeck Common Stock to be converted at the Effective Time exceed 13,510,336 less the number of unissued shares of Hornbeck Common Stock subject to outstanding Hornbeck Disclosed
                      Employee Stock Options  (as defined in
                      Section     4.3(a))     that    remain
                      unexercised at the Effective Time.

            (b) Upon conversion of the shares of Hornbeck Common Stock into the Merger Consideration in the manner described in paragraph 3.1(a)(iii) above, each record holder of issued and outstanding Hornbeck Common Stock immediately prior to the Effective Time shall have the right to receive a certificate representing such whole number of shares of Tidewater Common Stock (together with the associated Rights) equal to the product of (A) the Exchange Ratio and (B) the number of issued and outstanding shares of Hornbeck Common Stock of which such Person is the record holder immediately prior to the Effective Time.

            (c) In lieu of the issuance of fractional shares of Tidewater Common Stock, each holder of record of issued and outstanding shares of Hornbeck Common Stock as of the Effective Time shall be entitled to receive a cash payment (without interest) (each a "Fractional Payment" and, collectively, the "Fractional Payments") equal to the fair market value of a fraction of a share of Tidewater Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such cash payment, the fair market value of a fraction of a share of Tidewater Common Stock shall be such fraction multiplied by the Average Market Price.

       Section 3.2 Exchange of Stock Certificates; Record Date. (a) On or after the Effective Date, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Hornbeck Common Stock whose shares were converted into the Merger Consideration and, where applicable, a right to Fractional Payments pursuant to
  Section 3.1 hereof shall surrender such certificates for cancellation to Tidewater, together with a letter of transmittal in the form of Exhibit B hereto, duly executed. Such letter of transmittal shall require each former record holder of a certificate or certificates that represented Hornbeck Common Stock to specify whether such person is a citizen of the United States, within the meaning of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended, and the Merchant Marine Act of 1920, as amended, and the regulations thereunder (the "Federal Maritime Laws"). In exchange therefor, Tidewater shall issue to each such holder who has appropriately confirmed that he is a United States citizen a "United States Citizen" certificate, and to each other holder, a "Non-Citizen" certificate, representing in each case the number of whole shares of Tidewater Common Stock that such holder has the right to receive pursuant to the provisions of Section 3.1(b), and pay such holder any cash payment in lieu of any fractional share in accordance with Section 3.1(c), and the certificates representing shares of Hornbeck Common Stock so surrendered shall forthwith be cancelled.

            (b) Tidewater shall deliver the Merger Consideration and the Fractional Payments required under this Agreement to such Persons who were record owners of the Hornbeck Common Stock as of the close of business on the Closing Date.

       Section 3.3 No Further Rights in Hornbeck Common Stock. As of the Effective Time, all shares of Hornbeck Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing shares of Hornbeck Common Stock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and the Fractional Payments upon surrender of such certificate as provided in
  Section 3.2.

    ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF HORNBECK

       Hornbeck represents and warrants to Tidewater and Sub, as of the date hereof that, except as set forth in the Schedules numbered to correspond to the applicable representation or warranty:

       Section 4.1 Organization. (a) Hornbeck is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Each other member of the Hornbeck Consolidated Group, and, to the Knowledge of Hornbeck, each member of the North Sea Group, is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the Hornbeck Consolidated Group, and, to the Knowledge of Hornbeck, each member of the North Sea Group, is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Hornbeck.

       Section 4.2 Affiliated Entities. (a) Schedule 4.2 lists each member of the Hornbeck Group. All shares of the outstanding capital stock or equity interests in each member of the Hornbeck Consolidated Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, except as set forth in Schedule 4.2, are owned by Hornbeck, by another member of the Hornbeck Consolidated Group or by Hornbeck and another member of the Hornbeck Consolidated Group, free and clear of all Liens. To the Knowledge of Hornbeck, all shares of outstanding capital stock or equity interests in each member of the North Sea Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, except as set forth on Schedule 4.2, are free and clear of all Liens. Except as set forth on Schedule 4.2, the issued and outstanding shares of Ravensworth Investments Limited, Hornbeck Offshore Limited and Seaboard Holdings Limited that are owned by Hornbeck North Sea Safety Inc. have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, except as set forth on Schedule 4.2, are owned by Hornbeck North Sea Safety Inc. free and clear of all Liens.

            (b) Except as listed on Schedule 4.2, Hornbeck does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

       Section 4.3 Capitalization. (a) The authorized capital stock of Hornbeck consists exclusively of 25,000,000 shares of common stock, $.10 par value per share (together with associated rights under the Hornbeck Stockholder Rights Plan), of which 13,168,372 shares were issued and outstanding and no shares were held in its treasury as of November 19, 1995, and 5,000,000 shares of preferred stock, $1.00 par value per share, of which none were outstanding as of November 19, 1995, and no additional shares of Hornbeck's capital stock have been issued from such date to the date of this Agreement
  (except for any shares issued upon exercise of the Hornbeck Disclosed Employee Stock Options, as defined below). All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Hornbeck has been, or may be required to be, reacquired by Hornbeck for any reason or is, or may be required to be, issued by Hornbeck for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing, except (i) for options granted under, and the 322,654 shares of Hornbeck Common Stock issuable as of November 19, 1995 upon the exercise of stock options granted under one of the following plans: the Hornbeck 1982 Employee Incentive Plan, the Hornbeck 1989 Employee Incentive Plan or the Hornbeck 1993 Employee Incentive Plan, all as disclosed on
  Schedule 4.3 hereto (the "Hornbeck Disclosed Employee Stock Options"); (ii) upon exercise of rights associated with the Hornbeck Common Stock under the circumstances provided in the Hornbeck Stockholder Rights Plan; (iii) 19,310 shares of restricted Hornbeck Common Stock permitted to be issued to Hornbeck employees under Section 6.4(j); and (iv) subject to Section 6.11 hereof, shares of Hornbeck Common Stock that may be issuable in connection with the exercise of the Ravensworth Options.

       Section 4.4  Authority; Enforceable  Agreements.  (a)
  Subject to obtaining approval of the holders of not less than 66-2/3% of the outstanding Hornbeck Common Stock,

  Hornbeck has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Hornbeck and the consummation by Hornbeck of the transactions described herein have been duly authorized by all necessary corporate action on the part of Hornbeck, except for the affirmative vote of the holders of not less than 66-2/3% of the outstanding Hornbeck Common Stock, which shall have been obtained prior to the Effective Time.

            (b) This Agreement has been duly executed and delivered by Hornbeck, and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of Hornbeck, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and provided that the Merger may not be effected without the affirmative vote of the holders of not less than 66-2/3% of the outstanding Hornbeck Common Stock. The other agreements entered, or to be entered, into by Hornbeck in connection with this Agreement have been, or will be, duly executed and delivered by Hornbeck, and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of Hornbeck, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

       Section 4.5 No Conflicts or Consents. (a) Except as set forth on Schedule 4.5(a), neither the execution, delivery or performance of this Agreement by Hornbeck nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the Hornbeck Group under, (A) the certificates of incorporation, by-laws or any other organizational documents of any member of the Hornbeck Group, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the Hornbeck Group is a party, or by which any member of the Hornbeck Group or any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act and effectiveness of the Registration Statement, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the Hornbeck Group is subject or by which any member of the Hornbeck Group or any of the assets of the foregoing are bound.

            (b) Except as set forth on Schedule 4.5(b), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by Hornbeck of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by Hornbeck of any other agreements entered, or to be entered, into by Hornbeck in connection with this Agreement, except for (i) the filing of the HSR Report by Hornbeck under the HSR Act and the early termination or expiration of all applicable waiting periods thereunder, (ii) the filing of the Proxy Statement included in the Registration Statement described in Section 6.2 hereof with the SEC and the declaration of effectiveness thereof by the SEC, (iii) the affirmative vote of the holders of not less than 66-2/3% of the outstanding Hornbeck Common Stock, and (iv) the filing of the Certificate of Merger as provided in Section 2.1(b) hereof.

       Section 4.6 Corporate Documents, Stockholder Agreements and Board of Directors. Hornbeck has delivered to Tidewater true and complete copies of its certificate of incorporation and by-laws, as amended or restated through the date of this Agreement and the organizational documents governing each member of the Hornbeck Group listed on Schedule 4.2. The minute books of each member of the Hornbeck Consolidated Group, and to the Knowledge of Hornbeck, the minute books of each member of the North Sea Group, contain reasonably complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of Hornbeck are maintained by its transfer agent and registrar and, to the Knowledge of Hornbeck, contain complete and accurate records of all issuances and redemptions of stock by Hornbeck. Except as set forth on
  Schedule 4.6, neither Hornbeck nor, to the Knowledge of Hornbeck, any of its Affiliates, is a party to any agreement with respect to the capital stock of Hornbeck other than this Agreement.

       Section 4.7 SEC Documents; Financial Statements; Liabilities. (a) Hornbeck has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 (the "Hornbeck SEC Documents"). The Hornbeck SEC Documents, and any such reports, forms and documents filed by Hornbeck with the SEC after the date hereof, as amended, complied, or will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Hornbeck SEC Documents, and none of the Hornbeck SEC Documents contained or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Hornbeck SEC Document has been superseded by a later filed Hornbeck SEC Document, none of the Hornbeck SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b)   The Hornbeck Financial Statements included
  in the Hornbeck SEC Documents have been audited by Price Waterhouse LLP, independent accountants (in the case of the Hornbeck Audited Financial Statements) in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of Hornbeck at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the Hornbeck Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The Hornbeck Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth on Schedule 4.7(b), no member of the Hornbeck Consolidated Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) ("Undisclosed Liabilities"), except (i) as and to the extent reflected on the Hornbeck Latest Balance Sheet, or (ii) as may have

<APGE> 12

  been incurred or may have arisen since the date of the Hornbeck Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or are permitted by this Agreement.

            (c) The Hornbeck Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

            (d)   Since  the  date of  the  Hornbeck  Latest
  Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Hornbeck.

            (e)   The statements  of  income included in the
  Hornbeck Financial Statements do not contain any income or revenue realized from services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the Hornbeck Consolidated Group is a party.

            (f) Hornbeck's investment in the North Sea Group is recorded on the Hornbeck Financial Statements under the equity method of accounting. Attached hereto as
  Schedule 4.7(f) is a balance sheet reflecting the combined operations of the North Sea Group as of September 30, 1995 (the "North Sea Group Latest Balance Sheet"). To the Knowledge of Hornbeck, except as reflected on the North Sea Group Latest Balance Sheet, no member of the North Sea Group has, nor are any of its respective assets subject to, any indebtedness for borrowed money, except as may have been incurred or may have arisen since the date of the North Sea Group Latest Balance Sheet in the ordinary course of business. Except as set forth on Schedule
  4.7(f), there is no liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) of the North Sea Group which is, or could reasonably be expected to become, a liability, commitment, debt or other obligation of the Hornbeck Consolidated Group.

       Section 4.8 Accounts Receivable. All of the accounts receivable reflected on the Hornbeck Latest Balance Sheet or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to Hornbeck or another member of the Hornbeck Consolidated Group and have been accrued and recorded in accordance with United States generally accepted accounting principles. Except as set forth on
  Schedule 4.8, such accounts receivable either have been collected in full or will be collectible in full when due, without any counterclaims, set-offs or other defenses and without provision for any allowance for uncollectible accounts other than such allowance as appears on the Hornbeck Latest Balance Sheet.

       Section 4.9 Absence of Certain Changes or Events. Except as set forth on Schedule 4.9, since the date of the Hornbeck Latest Balance Sheet, each member of the Hornbeck Consolidated Group, and, to the Knowledge of Hornbeck, each member of the North Sea Group, has conducted its business only in the ordinary course, and has not:

            (a) amended its certificate of incorporation, by-laws or similar organizational documents;

<APGE> 13

            (b) incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business:

            (c) suffered or permitted any of its assets to be or remain subject to any mortgage or other encumbrance other than those disclosed on Schedule 4.11 or 4.13(a) and that collateralize indebtedness reflected on the Hornbeck Latest Balance Sheet or on the North Sea Group Latest Balance Sheet and Permitted Liens;

            (d) merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business; provided that no Hornbeck Vessels (as defined in Section 4.13) shall have been disposed of;

            (e) made any capital expenditure or commitment therefor, except in the ordinary course of business, provided that any acquisitions of vessels, or acquisitions of, or improvements to, real property, shall not be considered to be in the ordinary course of business;

            (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest other than (i) issuances of Hornbeck Common Stock upon the exercise of any Hornbeck Disclosed Employee Stock Options, (ii) the acceptance by Hornbeck of any shares of Hornbeck Common Stock in consideration of the exercise of the Hornbeck Disclosed Employee Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of such Hornbeck Disclosed Employee Stock Options or restricted stock awards of Hornbeck Common Stock, (iii) the issuance of shares of restricted Hornbeck Common Stock pursuant to
  Section 6.4(j), (iv) payments within the Hornbeck Group by entities other than Hornbeck as part of its cash management program that may be characterized as dividends or distributions and (v) the issuance of shares of Hornbeck Common Stock upon the exercise of the Ravensworth Options in accordance with Section 6.11;

            (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind;

            (h) increased indebtedness for borrowed money, or made any loan to any Person, other than through the issuance of standby or performance letters of credit issued in the ordinary course of business;

            (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

            (j) written off as uncollectible any notes or accounts receivable, except for notes or accounts receivable in the ordinary course of business charged to applicable allowances reflected in the Hornbeck Latest Balance Sheet, and none of which individually or in the aggregate is material to Hornbeck;

<APGE> 14

            (k) except as contemplated in Section 4.19(m), entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee, other than any such increase that is both in the ordinary course of business consistent with past practice and in an amount such that, after giving effect thereto, aggregate employee compensation expense (considered on an annualized basis) does not exceed 105% of the aggregate employee compensation expense for Hornbeck's fiscal year ending December 31, 1995.

            (l) cancelled, waived, released or otherwise compromised any debt, claim or right, except as permitted under clause (j);

            (m)   made   any   change   in  any  method   of
  accounting principle or practice;

            (n) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

            (o) entered into any transaction other than on an arm's-length basis;

            (p) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be anticipated to have (after giving effect to any insurance benefit either (i) that has been received or (ii) the payment obligation for which has been acknowledged by the insurer) a Material Adverse Effect on Hornbeck; or

            (q) agreed, whether or not in writing, to do any of the foregoing.

       Section 4.10  Contracts.  (a)  Except as set forth on
  Schedule 4.10(a) no member of the Hornbeck Consolidated Group, and, to the Knowledge of Hornbeck, no member of the North Sea Group, is a party to: (i) any collective bargaining agreement; (ii) any written or oral employment or other agreement or contract with or commitment to any employee other than crew members of the North Sea Group;
  (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person; (iv) any oral or written obligation of guaranty or indemnification arising from any agreement, contract or commitment, except as provided in its certificate of incorporation; (v) any joint venture, partnership or similar contract involving a sharing of profits or expenses; (vi) any non-disclosure agreement, non-competition agreement, agreement with an officer, director or employee of any member of the
  Hornbeck Group, tax indemnity, tax sharing or tax allocation agreement, or severance, bonus or commission agreement; (vii) any agreement or contract under which any member of the Hornbeck Group is the licensee of computer software or other intellectual property with a per unit cost greater than $2,500; (viii) any contract between any member of the Hornbeck Group and any of their respective Affiliates (other than other members of the Hornbeck Group); (ix) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which any member of the Hornbeck Group has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; (x) any hedge, swap, exchange, futures or similar agreements or contracts; or (xi) any other oral or written agreement, contract or commitment that has had or may have a Material Adverse Effect on Hornbeck.

            (b) Schedule 4.10(b) contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each material agreement, contract or commitment to which any member of the Hornbeck Consolidated Group or, to the Knowledge of Hornbeck, any member of the North Sea Group, is a party other than short-term or spot market charters of vessels of not more than 30 days in duration or charters cancelable without penalty upon notice of either party. There is no existing breach by any member of the Hornbeck Consolidated Group of, nor is there any pending or, to the Knowledge of Hornbeck, threatened, claim that any member of the Hornbeck Consolidated Group, or, to the Knowledge of Hornbeck, any member of the North Sea Group, has breached any of the terms or conditions of any of its material agreements, contracts or commitments, and to the Knowledge of Hornbeck, no other parties to such agreements, contracts or commitments have breached any of its terms or conditions. Tidewater has been provided with a complete and accurate copy of each contract listed on
  Schedule 4.10(b) other than North Sea charters with remaining terms of less than six months.

       Section 4.11 Properties and Leases other than Vessels. (a) With respect to assets other than vessels, a member of the Hornbeck Consolidated Group has, and, to the Knowledge of Hornbeck, a member of the North Sea Group has, except with respect to assets disposed of for adequate consideration in the ordinary course of business (none of which are material to the operations of its business) or such assets as are no longer used or useful in the conduct of its business, good and valid title to all real property and all other properties and assets reflected in the Hornbeck Latest Balance Sheet and the North Sea Group Latest Balance Sheet free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the Hornbeck Latest Balance Sheet or the North Sea Group Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and in no event shall the obligations collateralized by any such contested Permitted Liens in the aggregate exceed $150,000; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any such properties or assets or the potential sale of any such properties and assets and
  (v) capital leases and leases of such properties, if any, to third parties for fair and adequate consideration.
  Schedule 4.11(a) contains a list of all Liens (other than Permitted Liens) on property other than vessels collateralizing indebtedness on the Hornbeck Latest Balance Sheet and any guaranty or other credit support arrangement pursuant to which any member of the Hornbeck Consolidated Group has guaranteed an obligation of any other member of the Hornbeck Consolidated Group where assets other than vessels are the collateral. There are no guaranty or other credit support arrangements pursuant to which any member of the Hornbeck Group has guaranteed an obligation of any member of the North Sea Group where assets other than vessels are collateral other than those set forth on Schedule 4.11(a). A member of the Hornbeck Consolidated Group and, to the Knowledge of Hornbeck, a member of the North Sea Group, owns, or has valid leasehold interests in, all properties and assets, other than vessels, used in the conduct of its business.

            (b) With respect to each lease of any real property, or a material amount of other personal property (other than vessels) to which a member of the Hornbeck Consolidated Group is a party, (i) such member of the Hornbeck Consolidated Group has a valid leasehold interest in such real property or personal property; (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such lease; (vi) such member of the Hornbeck Consolidated Group has not violated any of the terms or conditions under any such lease and to the Knowledge of Hornbeck there has been no, (A) condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each prime lease concerning demised premises subleased to any member of the Hornbeck Consolidated Group, condition or covenant to be observed or performed by each party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such lease.

            (c) The rent charged to any member of the Hornbeck Group under any lease, other than with respect to vessels, between any member of the Hornbeck Group and any of its Affiliates (other than another member of the Hornbeck Group) is at or below the market rate and any such lease contains such other terms and conditions that are no less favorable to Hornbeck than would be obtainable in an arms-length transaction with an independent third party lessor.

            (d) Schedule 4.11(d) contains a list of all real property owned by members of the Hornbeck Group and a list of all leases, other than with respect to vessels, to which the members of the Hornbeck Group are parties, which list includes a reasonable description of the location and approximate square footage of each property, whether owned or leased, and the term of each such lease, including all renewal options. Complete and correct copies of each lease have been delivered to Tidewater.

       Section 4.12 Condition of Hornbeck's Assets Other than Vessels. All of the tangible assets of the Hornbeck Consolidated Group (other than vessels) are currently in good and usable condition, ordinary wear and tear excepted, and are being used in the business of the Hornbeck Consolidated Group. There are no defects in such assets or other conditions that have or would be reasonably likely to have, a Material Adverse Effect on Hornbeck. Such assets and the other properties being leased by a member of the Hornbeck Group pursuant to the leases described on Schedule 4.11(d), together with the vessels listed on Schedule 4.13, constitute all of the operating assets being utilized by the Hornbeck Group in the conduct of its business and such assets are sufficient in quantity and otherwise adequate for the operations of the Hornbeck Group as currently conducted.

       Section 4.13 Vessels. (a) Schedule 4.13(a) hereto sets forth a list of all vessels owned, leased, chartered or managed by any member of the Hornbeck Group on the date hereof and the name of the nation under which each such vessel is documented and flagged, and indicates any such vessels that are laid up or being held for sale on the date hereof (such vessels (other than any such vessels that are managed on the date hereof) being referred to herein as "Hornbeck Vessels"). With respect to the owned Hornbeck Vessels, a member of the Hornbeck Group has good title to each such vessel free and clear of all Liens, except for (i) Liens that collateralize indebtedness that is properly reflected in the Hornbeck Latest Balance Sheet or the North Sea Group Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and in no event shall the obligations, individually or in the aggregate, collateralized by such contested Permitted Liens exceed $150,000 in the aggregate. Schedule 4.13(a) contains a list of all Liens (other than Permitted Liens) on vessels collateralizing indebtedness on the Hornbeck Latest Balance Sheet or the North Sea Group Latest Balance Sheet and any guaranty or other credit support arrangement pursuant to which any member of the Hornbeck Group has guaranteed an obligation of any other member of the Hornbeck Group where vessels are the collateral.

       (b) With respect to each Hornbeck Vessel that is operated by a member of the Hornbeck Group under lease or charter, (i) such member of the Hornbeck Group has a valid right to charter or a valid leasehold interest in such vessel; (ii) such charter agreement or lease is in full force and effect in accordance with its terms; (iii) all rents, charter payments and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such charter agreement or lease; (vi) such member of the Hornbeck Group has not violated any of the terms or conditions under any such charter agreement or lease and to the Knowledge of Hornbeck there is no condition or covenants to be observed or performed by any other party under such charter agreement or lease that has not been fully observed or performed; and (viii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such charter agreement or lease.

       (c) Schedule 4.13(c) contains a list of all leases or charters providing for the use by a member of the Hornbeck Group of a Hornbeck Vessel other than leases or charters between members of the North Sea Group, which list contains a description of the terms of such lease or charter. Complete and correct copies of each lease or charter have been delivered to Tidewater.

       (d) With respect to each Hornbeck Vessel: (i) such Hornbeck Vessel is lawfully documented under the flag of the nation listed on Schedule 4.13 for such Hornbeck Vessel, (ii) such Hornbeck Vessel is afloat and in satisfactory operating condition for charter hire, (iii) such Hornbeck Vessel holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such Hornbeck Vessel is presently being operated and (iv) no event has occurred and no condition exists that would endanger the maintenance of the classification of such Hornbeck Vessel.

       Section 4.14 Voting Requirements. The affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Hornbeck Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of Hornbeck's capital stock necessary to approve this Agreement and the transactions described herein.

       Section 4.15 State Takeover Statutes; Hornbeck Stockholder Rights Plan. (a) The Board of Directors of Hornbeck has approved the Merger, this Agreement and the transactions described in this Agreement, and the provisions of Section 203 of the DGCL are inapplicable to the Merger, this Agreement and the transactions described in this Agreement; provided, however, that the foregoing shall not be construed to mean that the Board of Directors of Hornbeck has approved any stockholder of Hornbeck becoming an "Interested Stockholder" for purposes of
  Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to Hornbeck in connection with the Merger, this Agreement or any of the transactions described in this Agreement.

       (b) The Board of Directors of Hornbeck has taken all action necessary to render the provisions of the Hornbeck Stockholder Rights Plan inapplicable to Tidewater, the Merger, this Agreement and the transactions described in this Agreement.

       Section 4.16 Accounting Matters. No member of the Hornbeck Group, nor to the Knowledge of Hornbeck any of its Affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Tidewater or any of its Affiliates) would prevent Tidewater from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Within three business days of the execution of this Agreement, Hornbeck will have received letters from its independent public accountants and the Tidewater independent public accountants to the effects that if the Merger were to be consummated on the date of this Agreement, it would qualify for pooling-of-interests treatment under the generally accepted accounting principles of the United States.

       Section 4.17 Suppliers and Customers. To the Knowledge of Hornbeck, (a) no supplier providing products, materials or services to any member of the Hornbeck Group intends to cease selling such products, materials or services to any member of the Hornbeck Group or to limit or reduce such sales to any member of the Hornbeck Group or materially alter the terms or conditions of any such sales and (b) no customer of any member of the Hornbeck Group intends to terminate, limit or reduce its or their business relations with any member of the Hornbeck Group.

       Section 4.18 Employee Matters. (a) Schedule 4.18(a) sets forth the name, title, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each officer of each member of the Hornbeck Consolidated Group, and a list of all employment, consulting, employee confidentiality or similar agreements to which any member of the Hornbeck Consolidated Group is a party. Copies of organizational charts, any employee handbook(s), and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended, have been provided to Tidewater.

            (b) Each of the following is true with respect to the Hornbeck Consolidated Group and, to the Knowledge of Hornbeck, the North Sea Group:

                  (i) each such member is in compliance with
  all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of
  Section 8 of the National Labor Relations Act, and there is no proceeding pending or threatened, or, any investigation pending or threatened against it relating to any thereof, and to the Knowledge of Hornbeck there is no basis for any such proceeding or investigation;

                  (ii)none  of  the  employees  of  any such
  member is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

                  (iii)there  are  no  charges  of,  formal,
  informal or internal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or threatened, nor is there any investigation pending or threatened, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any such member.

       Section 4.19  Employee Benefit Plans. With respect to
  any member of the Hornbeck Consolidated Group:

            (a) Schedule 4.19(a) lists each Employee Plan that each member of the Hornbeck Consolidated Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Hornbeck has provided a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with
  (i) the three most recent annual reports prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan; (iii) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor within the last two years (including a written description of any material oral communications); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter; (v) all insurance contracts or other funding arrangements; and (vi) an actuarial study of any post-employment life or medical benefits provided, if any.

            (b) Schedule 4.19(b) identifies each Benefit Arrangement that each member of the Hornbeck Consolidated Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Hornbeck has furnished to Tidewater copies or descriptions of each Benefit Arrangement and any of the information set forth in Section 4.19(a) applicable to any such Benefit Arrangement. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

            (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. No member of the Hornbeck Consolidated Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

            (d) No Employee Plan is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) is maintained in connection with any trust described in Section 501(c)(9) of the Code. No member of the Hornbeck Consolidated Group has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or (iii) that is a Multiemployer Plan. No member of the Hornbeck Consolidated Group has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

            (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code. Each Employee Plan has been maintained and administered in compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

            (f)   Full payment  has been made of all amounts
  which any member of the Hornbeck Consolidated Group is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

            (g) No member of the Hornbeck Consolidated Group, or any of their respective directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Hornbeck to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

            (h) To the Knowledge of Hornbeck, there are no facts or circumstances that might give rise to any liability under Title I of ERISA.

            (i) No member of the Hornbeck Consolidated Group has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code.

            (j) Except as disclosed on Schedule 4.19(j), there is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to the Hornbeck Consolidated Group or Tidewater.

            (k) No employee or former employee of any member of the Hornbeck Consolidated Group will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on Schedule 4.19(k) and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code, except as disclosed on Schedule 4.19(k).

            (l) To the Knowledge of Hornbeck, all group health plans (as defined in Code Section 5000(b)(1)) of any member of the Hornbeck Consolidated Group have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. Further, no Employee Plan provides health, medical, death or survivor benefits to any stockholders or directors who are not employees, former employees or beneficiaries thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

            (m) No employee or former employee, officer or director of any member of the Hornbeck Consolidated Group is or will become entitled to receive any award under Hornbeck's discretionary or other bonus plans except for
  (i) cash payments pursuant to Section 6.4(j) of up to $350,000 in 1995 Incentive Cash Payments (as defined in
  Section 6.4(j)), (ii) the issuance pursuant to Section 6.4(j) of an aggregate of 19,310 shares of restricted Hornbeck Common Stock for 1995 performance and (iii) if the Closing Date has not occurred by April 30, 1996, cash payments to officers and employees as incentive payments for 1996 performance for the period from January 1, 1996 through the Closing Date, such amounts to be prorated and based on the total 1995 Incentive Cash Payments and to otherwise be consistent with past practice.

       Section 4.20  Tax Matters.

            (a) Each of the following is true with respect to each member of the Hornbeck Group to the extent applicable to such member:

                  (i) all  Returns  have  been  or  will  be
  timely filed by each member of the Hornbeck Group when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                  (ii)except   as   set  forth  on  Schedule
  4.20(a)(ii), each member of the Hornbeck Group has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Hornbeck Latest Balance Sheet or the North Sea Group Latest Balance Sheet) are adequate to cover such Taxes;

                  (iii)there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of any member of the Hornbeck Group for any Pre-Closing Period, and no member the Hornbeck Group has been requested to enter into any such agreement or consent;

                  (iv)there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any member of the Hornbeck Group;

                  (v) all material elections with respect to Taxes affecting any member of the Hornbeck Consolidated
  Group are set forth in Schedule 4.20(a)(v);

                  (vi)all  Taxes  that the Hornbeck Group is
  required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such withholding and collection);

                  (vii)Schedule  4.20(a)(vii)   hereto  sets
  forth (A) the taxable years of each member of the Hornbeck Group as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years, those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. Schedule 4.20(a)(vii) lists each state and foreign jurisdiction in which any member of the Hornbeck Group has, in the last three years, filed a Return.

                  (viii)all Tax Deficiencies which have been claimed, proposed or asserted against any member of the Hornbeck Group have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

                  (ix)to  the Knowledge  of  Hornbeck,  each
  member of the Hornbeck Group has complied in all material respects with all applicable Tax laws;

                  (x) except  as  set   forth   on  Schedule
  4.20(a)(x), no member of the Hornbeck Group is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code
  Section 280G (or any comparable provision of state or local law);

                  (xi)no  member  of  the Hornbeck Group has
  agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

                  (xii)no  member  of the Hornbeck Group has
  filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it.

                  (xiii)except  as  set  forth  on  Schedule
  4.20(a)(xiii), none of the assets of any member of the Hornbeck Group is property that such company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
  Section 168(f)(8) of the Code.

                  (xiv)none of the assets of any member of the Hornbeck Group directly or indirectly secures any debt, the interest on which is tax exempt under Section
  103(a) of the Code.

                  (xv)none  of  the assets of any member  of
  the Hornbeck Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (xvi)no member of the Hornbeck Group has made a deemed dividend election under Section 1.1502-
  32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code.

                  (xvii)   no  member  of the Hornbeck Group
  has ever been a member of an affiliated group filing for purposes of filing United States consolidated returns other than a group of which Hornbeck is the parent corporation.

                  (xviii) no member of the Hornbeck Group is (or has ever been) a party to any tax sharing agreement nor has any such member assumed the tax liability of any other person under contract.

            (b)   Hornbeck  has received an opinion of Price
  Waterhouse LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Hornbeck and Tidewater will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

       Section 4.21  Litigation.   Except  as  disclosed  on
  Schedule 4.21, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Hornbeck, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the Hornbeck Consolidated Group or, to the Knowledge of Hornbeck, any member of the North Sea Group, or any of the directors, officers, or employees of the foregoing. To the Knowledge of Hornbeck, no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on Hornbeck. Except as disclosed on Schedule 4.21, no member of the Hornbeck Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

       Section 4.22 Insurance. Schedule 4.22 contains a list of the insurance policies that each member of the Hornbeck Consolidated Group currently maintains with respect to its business, vessels, properties and employees as well as a list of all hull and machinery, protection and indemnity, pollution, and comprehensive contractual liability insurance policies that each member of the North Sea Group maintains with respect to its vessels, as of the date hereof, each of which is in full force and effect and a complete and correct copy of each has been delivered to Tidewater. All insurance premiums currently due with respect to such policies have been paid and no member of the Hornbeck Group is otherwise in default with respect to any such policy, nor has any member of the Hornbeck Group failed to give any notice or to present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims under any such policy other than any pending claims under any of Hornbeck's marine insurance policies, the amount of which claims have been recorded as a receivable and all of which are fully collectible. No member of the Hornbeck Group has received notice of cancellation or non-renewal of any such policy. In the opinion of management of Hornbeck, such policies are sufficient for compliance with all requirements of law and all agreements to which any member of the Hornbeck Group is a party.

       Section 4.23 Environmental Compliance. (a) Each member of the Hornbeck Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and are, and to the Knowledge of Hornbeck at all times in the past have been, in compliance with, all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment (collectively, "Environmental Laws"), including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; or
  (iv)   any  other  federal,  state,   local   or   foreign
  environmental law or regulation.

            (b) Except as set forth on Schedule 4.23(b) or as otherwise disclosed to those executive officers of Tidewater listed on Schedule 4.23(b), no member of the
  Hornbeck Group is, nor has it been, subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws, and, to the Knowledge of Hornbeck, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the Hornbeck Group for a violation of, or alleging liability under, any Environmental Laws that would have a Material Adverse Effect on Hornbeck.

            (c) There are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the Hornbeck Group and to the Knowledge of Hornbeck there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the Hornbeck Group on the date of the sale thereof by any member of the Hornbeck Group or during the period of lease for use by any member of the Hornbeck Group.

            (d) Except in the ordinary course of business, and in all cases in compliance with Environmental Laws, and except as listed on Schedule 4.23(d), no member of the Hornbeck Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf. The disposal by each member of the Hornbeck Group of its hazardous substances and wastes has been in compliance with all Environmental Laws.

       Tidewater shall not be entitled to assert as a failure by Hornbeck to satisfy the condition set forth in
  Section 7.2(a) a breach of the representations set forth in this Section 4.23 resulting from any action related to the disclosure in the first paragraph of Schedule 4.23(b).

       Section 4.24 Compliance With Law; Permits. Other than compliance with Environmental Laws which is covered in
  Section 4.23: (a) the operations and activities of each member of the Hornbeck Consolidated Group, and, to the Knowledge of Hornbeck, each member of the North Sea Group, comply with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Hornbeck, and

            (b) each member of the Hornbeck Consolidated Group and, to the Knowledge of Hornbeck, each member of the North Sea Group, possesses all governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being fully complied with by it except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Hornbeck. No member of the Hornbeck Consolidated Group, and to the Knowledge of Hornbeck, no member of the North Sea Group, has received any notice of any violation of any of the terms or conditions of any such license, permit or authorization and, to the Knowledge of Hornbeck, no facts or circumstances exist that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on Hornbeck.

       Section 4.25 Interests in Clients, Suppliers, Etc. Except as set forth on Schedule 4.25, no officer or director of any member of the Hornbeck Group possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of the Hornbeck Group or that has entered into any contract with any member of the Hornbeck Group. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this
  Section 4.25.

       Section 4.26  Transactions With Related Parties.  (a)
  Schedule 4.26(a) lists all transactions between January 1, 1993 (except with respect to the North Sea Group: for Ravensworth and its subsidiaries, since July 23, 1993, and for HOL and Seaboard and their subsidiaries, since November 30, 1994) and the date of this Agreement involving or for the benefit of any member of the Hornbeck Group, on the one hand, and any director or officer of any member of the Hornbeck Group or Affiliate of such director or officer, on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment (except that with respect to the North Sea Group only such wages, salaries, commissions, bonuses and agreements as are currently in effect) and (iv) purchases or sales of products or services.

            (b) Schedule 4.26(b) lists (i) all agreements and claims of any nature that any officer or director of any member of the Hornbeck Group or any Affiliate (other than another member of the Hornbeck Group) of such officer or director has with or against any member of the Hornbeck Group as of the date of this Agreement that are not identified on the Hornbeck Latest Balance Sheet or the
  North Sea Group Latest Balance Sheet and (ii) all agreements and claims of any nature that any member of the Hornbeck Group has with or against any officer or director of any member of the Hornbeck Group or any Affiliate (other than another member of the Hornbeck Group) of such officer or director as of the date of this Agreement that are not identified on the Hornbeck Latest Balance Sheet or the North Sea Group Latest Balance Sheet.

       Section 4.27 Statements are True and Correct. None of the information included in (i) the Registration Statement to be filed by Tidewater with the SEC in connection with the Tidewater Common Stock to be issued in the Merger,
  (ii) the Proxy Statement to be mailed to the stockholders of Hornbeck in connection with its stockholders meeting, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby that has been or will be supplied by the Hornbeck Group, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when first mailed to the stockholders of Hornbeck, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Hornbeck stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Hornbeck is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

       Section 4.28  Citizenship. Hornbeck is a U.S. citizen
  and is authorized to conduct business in the United States coastwise trade within the meaning of the Federal Maritime
  Laws.

       Section 4.29 Broker's and Finder's Fee. No agent, broker, Person or firm acting on behalf of Hornbeck is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein, except fees to Simmons & Company International to be paid by Hornbeck that are disclosed in Schedule 4.29.

       Section 4.30 Disclosure. (a) No representations or warranties by Hornbeck in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

            (b) Tidewater has been furnished with complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on, or underlying a disclosure set forth on, a Schedule provided by Hornbeck. Each of the Schedules provided by Hornbeck is complete and correct.

  ARTICLE 5.  REPRESENTATIONS  AND  WARRANTIES OF TIDEWATER
  AND SUB

       Tidewater and Sub represent and  warrant to Hornbeck,
  as  of the date hereof that, except as set  forth  in  the
  Schedules   numbered   to  correspond  to  the  applicable
  representation or warranty:

       Section 5.1 Organization. Tidewater and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all corporate power and authority to carry on their business as now being conducted and to own their properties. Each other member of the Tidewater Affiliated Group is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the Tidewater Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Tidewater.

       Section 5.2 Affiliated Entities. All shares of the outstanding capital stock or equity interests in each such member of the Tidewater Affiliated Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, are owned by Tidewater, by another member of the Tidewater Affiliated Group or by Tidewater and another member of the Tidewater Affiliated Group, free and clear of all Liens.

       Section 5.3 Capitalization. (a) The authorized capital stock of Tidewater consists exclusively of 125,000,000 shares of common stock, $.10 par value per share (together with associated Rights under the Tidewater Stockholder Rights Plan), of which 53,336,082 shares were issued and outstanding and no shares were held in its treasury as of November 19, 1995, and 3,000,000 shares of preferred stock, no par value, of which none are currently outstanding, and no additional shares of Tidewater's capital stock have been issued from such date to the date of this Agreement (except for any shares issued upon exercise of any options referred to in the second following sentence). All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Tidewater has been, or may be required to be, reacquired by Tidewater for any reason or is, or may be required to be, issued by Tidewater for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing, except (i) for options granted under, and the 1,497,892 shares of Tidewater Common Stock issuable as of November 19, 1995 upon the exercise of stock options granted under, the Tidewater 1992 Stock Option and Restricted Stock Plan and the Tidewater Inc. 1975 Incentive Program and Stock Option Plan (the "Tidewater Disclosed Plans") and (ii) upon exercise of the Rights associated with Tidewater Common Stock under the circumstances provided in the Tidewater Stockholder Rights Plan.

            (b) The authorized capital stock of Sub consists of 100 shares of Common Stock, $.10 par value per share, of which 100 shares are issued and outstanding and owned by Tidewater and no shares are held in its treasury. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of pre-emptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Sub has been, or may be required to be, reacquired by Sub for any reason or is, or may be required to be, issued by Sub for any reason, including by reason of any option, warrant, security or right convertible into or exchangeable for
  such  shares  or  any  agreement   to  issue  any  of  the
  foregoing.

       Section 5.4 Authority; Enforceable Agreements. (a) Tidewater and Sub each has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Tidewater and Sub and the consummation by Tidewater and Sub of the transactions described herein have been duly authorized by all necessary corporate action on the part of Tidewater and Sub.

            (b) This Agreement has been duly executed and delivered by Tidewater and Sub, and (assuming due execution and delivery by the other parties thereto) constitutes a valid and binding obligation of Tidewater and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements entered, or to be entered, into by Tidewater and Sub in connection with this Agreement have been, or will be, duly executed and delivered by Tidewater and Sub, and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of Tidewater and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

       Section 5.5 No Conflicts or Consents. (a) Neither the execution, delivery or performance of this Agreement by Tidewater or Sub nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the Tidewater Affiliated Group under, (A) the certificates of incorporation, by-laws or other organizational documents of any member of the Tidewater Affiliated Group or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the Tidewater Affiliated Group is a party, or by which any member of the Tidewater Affiliated Group or any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act and effectiveness of the Registration Statement, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the Tidewater Affiliated Group is subject or by which any member of the Tidewater Affiliated Group or any of the assets of the foregoing are bound.

            (b) No consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by Tidewater or Sub of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by Tidewater or Sub of any other agreements entered, or to be entered, into by Tidewater or Sub in connection with this Agreement, except for (i) the filing of the HSR Report by Tidewater under the HSR Act and the early termination or expiration of applicable waiting periods thereunder, (ii) the filing of the Registration Statement on Form S-4 described in Section 6.2 hereof with the SEC and the declaration of effectiveness thereof by the SEC and (iii) the filing of the Certificate of Merger as provided in Section 2.1(b) hereof.

       Section  5.6  Corporate   Documents,  Stockholder
  Agreements  and  Board   of   Directors.    Tidewater  has
  delivered to Hornbeck true and complete copies of its certificate of incorporation and by-laws, as amended or restated through the date of this Agreement, and the organizational documents governing each member of the Tidewater Affiliated Group. The minute books of each member of the Tidewater Affiliated Group contain reasonably complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of Tidewater are maintained by its transfer agent and registrar, and to the Knowledge of Tidewater, contain complete and accurate records of all issuances and redemptions of stock by Tidewater. Neither Tidewater nor any of its Affiliates, is a party to any agreement with respect to the capital stock of Tidewater other than this Agreement, the Tidewater Stockholder Rights Plan and Stock Option Agreements entered into pursuant to the Tidewater Disclosed Plans.

       Section 5.7 SEC Documents; Financial Statements; Liabilities. (a) Tidewater has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 (the "Tidewater SEC Documents"). As of their respective dates, the Tidewater Documents, and any such reports, forms and documents filed by Tidewater with the SEC after the date hereof, complied, or will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Tidewater SEC Documents, and none of the Tidewater SEC Documents contained, or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Tidewater SEC Document has been revised or superseded by a later filed Tidewater SEC Document, none of the Tidewater SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b)   The    Tidewater    Financial   Statements
  included in the Tidewater SEC Documents have been audited by KPMG Peat Marwick, L.L.P., certified public accountants (in the case of the Tidewater Audited Financial Statements) in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of Tidewater and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the Tidewater Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The Tidewater Interim Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. No member of the Tidewater Affiliated Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the Tidewater Latest Balance Sheet, or (ii) as may have been incurred or may have arisen since the date of the Tidewater Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or are permitted by this Agreement.

            (c)   The   Tidewater   Latest   Balance   Sheet
  includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

            (d)   Since  the  date  of  the Tidewater Latest
  Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Tidewater.

            (e) Except as set forth in Schedule 5.7(e), the statements of earnings included in the Tidewater Financial Statements do not contain any income or revenue realized from services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which any member of the Tidewater Affiliated Group is a party.

       Section 5.8  Absence of Certain  Changes  or  Events.
  Since the date of the Tidewater Latest Balance Sheet, each member of the Tidewater Affiliated Group has conducted its business only in the ordinary course, and has not:

            (a) amended its certificate of incorporation, by-laws or similar organizational documents;

            (b) merged or consolidated with another entity (other than a subsidiary) or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

            (c)   suffered  any  damage, destruction or loss
  (whether or not covered by insurance) which has had or could have a Material Adverse Effect on Tidewater; or

            (d) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

            (e) entered into any transaction other than on an arm's-length basis;

            (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest other than (i) the declaration and payment by Tidewater of its normal quarterly cash dividend of $.125 per share of Tidewater Common Stock, (ii) grants of, and issuances of shares of Tidewater Common Stock upon the exercise of, stock options issued under a Tidewater Disclosed Plan, provided that any new options granted by Tidewater shall not have covered more than 500,000 shares, (iii) the acceptance by Tidewater of any shares in consideration of the exercise of such Tidewater stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options, and (iv) payments within the Tidewater Affiliated Group by entities other than Tidewater as part of its cash management program that may be characterized as dividends or distributions; or

            (g) agreed, whether or not in writing, to do any of the foregoing.

       Section 5.9 Contracts. Each material agreement, contract or commitment to which any member of the Tidewater Affiliated Group is a party that would be required to be filed as an exhibit to a report, schedule, form, statement or other document filed by Tidewater with the SEC (each a "Material Contract") has been so filed, and between the date of the filing of its most recent Quarterly Report on Form 10-Q and the date of this Agreement, Tidewater has not entered into any Material Contract other than this Agreement. Tidewater will file with the SEC any Material Contract required to be filed that it enters into between the date of this Agreement and the Closing Date and will furnish Hornbeck with a copy of any such Material Contract. No member of the Tidewater Affiliated Group has breached, nor is there any pending or, to the Knowledge of Tidewater, threatened, claim that it has breached, any of the terms or conditions of any of its Material Contracts, and to the Knowledge of Tidewater, no other parties to any such Material Contract have breached any of its terms or conditions. Hornbeck has been provided with a complete and accurate copy of each Material Contract entered into prior to the date of this Agreement.

       Section 5.10 Vessels. With respect to each vessel owned, leased or chartered by any member of the Tidewater Affiliated Group (the "Tidewater Vessels"): (a) except as listed on Schedule 5.10, such Tidewater Vessel is lawfully documented under the flag of the nation or state for such Tidewater Vessel, (b) such Tidewater Vessel is afloat and in satisfactory operating condition for charter hire, (c) such Tidewater Vessel holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such Tidewater Vessel is presently being operated and (d) no event has occurred and no condition exists that would endanger the maintenance of the classification of such Tidewater Vessel, except in each such case as to those Tidewater Vessels that may be undergoing major repairs, modifications, and/or document renewals, or are cold-stacked or held for sale by Tidewater as of the date hereof or between the date hereof and the Closing Date.

       Section 5.11 Environmental Compliance. (a) Each member of the Tidewater Affiliated Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and are, and to the Knowledge of Tidewater at all times in the past have been, in compliance with, all Environmental Laws, including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes.

            (b) Except as set forth on Schedule 5.11(b) or as otherwise disclosed in a Tidewater SEC Document, no member of the Tidewater Affiliated Group is, nor has it been, subject to any administrative or judicial proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws, and, to the Knowledge of Tidewater, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the Tidewater Affiliated Group for a violation of, or alleging liability under, any Environmental Laws that would have a Material Adverse Effect on Tidewater.

            (c)   Except  as  listed  on  Schedule  5.11(c),
  there  are  no  underground  tanks  of any type (including
  tanks  storing  gasoline,  diesel  fuel,   oil   or  other
  petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the Tidewater Affiliated Group and to the Knowledge of Tidewater there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the Tidewater Affiliated Group on the date of the sale thereof by any member of the Tidewater Affiliated Group or during the period of lease for use by any member of the Tidewater Affiliated Group.

            (d) Except in the ordinary course of business, and in all cases in compliance with Environmental Laws, no member of the Tidewater Affiliated Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf, and except as set forth on
  Schedule 5.11(b), the disposal by each member of the Tidewater Affiliated Group of its hazardous substances and wastes has been in compliance with all Environmental Laws.

       Section 5.12  State   Takeover  Statutes.    Assuming
  approval by the Hornbeck Board of Directors of this Agreement referred to in Section 4.15, no state takeover statute or similar statute or regulation applies or purports to apply to Tidewater in connection with the Merger, this Agreement or any of the transactions described in this Agreement.

       Section 5.13 Accounting Matters. No member of the Tidewater Affiliated Group nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Hornbeck or any of its Affiliates) would prevent Tidewater from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Within three business days of the execution of this Agreement, Tidewater will have received letters from its independent public accountants and the Hornbeck independent public accountants to the effects that if the Merger were to be consummated on the date of this Agreement, it would qualify for pooling-of-interests treatment under the generally accepted accounting principles of the United States.

       Section 5.14 Litigation. Except (i) as disclosed in a Tidewater SEC Document, (ii) that are not material individually or in the aggregate, or (iii) as listed on
  Schedule 5.14, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Tidewater, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the Tidewater Affiliated Group or any of the directors, officers, or employees of the foregoing, and to the Knowledge of Tidewater no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on Tidewater. No member of the Tidewater Affiliated Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

       Section 5.15 Legality of Tidewater Common Stock. The Tidewater Common Stock to be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights.

       Section 5.16 Statements are True and Correct. None of the information included in (i) the Registration Statement to be filed by Tidewater with the SEC in connection with the Tidewater Common Stock to be issued in the Merger,
  (ii) the Proxy Statement to be mailed to the stockholders of Hornbeck in connection with its stockholders meeting, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby that has been or will be supplied by the Tidewater Affiliated Group, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when first mailed to the stockholders of Hornbeck, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Hornbeck stockholders'
  meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Tidewater is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

       Section 5.17 No Stockholder Vote. No vote of any class of stockholders of Tidewater is required to approve this Agreement or the transactions contemplated hereby in order to comply with the DGCL, Tidewater's Certificate of Incorporation or By-laws, or the rules and regulations of the New York Stock Exchange or Pacific Stock Exchange.

       Section  5.18   Citizenship.   Tidewater  is  a  U.S.
  citizen and is authorized to conduct business in the United States coastwise trade within the meaning of the Federal Maritime Laws.

       Section 5.19 Broker's and Finder's Fee. No agent, broker, Person or firm acting on behalf of Tidewater is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

       Section 5.20 Disclosure. (a) No representations or warranties by Tidewater or Sub in this Agreement and no statement contained in the schedules or exhibits or in any certificates to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

            (b) Hornbeck has been furnished with complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on, or underlying a disclosure set forth on, a Schedule provided by Tidewater. Each of the Schedules provided by Tidewater is complete and correct.

  ARTICLE 6.  PRE-CLOSING COVENANTS

       Section 6.1 Hart-Scott-Rodino; Cooperation and Best Efforts. (a) Hornbeck and Tidewater shall cooperate in good faith and take all actions reasonably necessary or appropriate to file, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Reports required to be filed by each of them in connection herewith with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act; provided that Tidewater shall not be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any Tidewater or Hornbeck assets or otherwise have a Material Adverse Effect on such party.

            (b) Hornbeck and Tidewater agree that from the date of this Agreement through the Effective Time, neither party shall enter into any transaction with a third party or recapitalization that would have the effect of impeding the ability to obtain HSR Act clearance; provided that (i) the exercise by Tidewater of options to acquire seven vessels currently under lease and (ii) the exercise by Hornbeck of either or both of the Ravensworth Options in accordance with Section 6.11 shall not be considered a breach of this covenant.

            (c) Each party shall cooperate with the other and use its reasonable best efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger, and (iii) effect the Merger in accordance with this Agreement at the earliest practicable date.

       Section 6.2 Registration Statement and Proxy Statement; Hornbeck Special Meeting. (a) Tidewater will prepare and file the Registration Statement under the Securities Act which will include the Proxy Statement complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Tidewater Common Stock which will be issued to the holders of Hornbeck Common Stock pursuant to the Merger. Tidewater shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Tidewater Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as necessary to consummate the transactions contemplated hereby. In addition, Tidewater shall use its best efforts to cause the Tidewater Common Stock to be issued pursuant to the Merger to be listed on the New York Stock Exchange and Pacific Stock Exchange and be fully tradeable except to the extent any shares of Tidewater Common Stock received by stockholders of Hornbeck are subject to the provisions of Rule 145 of the SEC or are restricted under applicable rules related to tax-free reorganizations and pooling-of-interest accounting rules.

            (b) Each of the parties will cooperate in the preparation of the Registration Statement and the Proxy Statement. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it as the other may reasonably request for the purpose of including such data and information in the Registration Statement and Proxy Statement.

            (c)   Hornbeck  shall,  as soon  as  practicable
  following  effectiveness  of  the Registration  Statement, take all action necessary under the DGCL and its Certificate of Incorporation and By-laws to convene a special meeting of its stockholders (the "Special Meeting") for the purpose of approving this Agreement. Hornbeck will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions described herein, subject to the terms set forth in Section 6.5 hereof.

       Section 6.3 Conduct of Business By Both Parties Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, Hornbeck and Tidewater shall each use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of Hornbeck and Tidewater shall not, without the prior written consent of the other:

            (a)   declare,  set  aside,  increase or pay any
  dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) for the declaration and payment by Tidewater of its normal quarterly cash dividend of $.125 per share of Tidewater Common Stock, (ii) the issuance of any shares of Tidewater Common Stock or preferred stock upon the exercise of the Rights in accordance with the terms of the Tidewater Stockholder Rights Plan, (iii) the grant of, and the issuance of any shares upon the exercise of, any stock options issued pursuant to a Tidewater Disclosed Plan, provided that any new options granted by Tidewater pursuant to any such Plan shall not cover more than 500,000 shares; (iv) the acceptance by Tidewater of any shares in consideration of the exercise of such Tidewater stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options,
  (v) the issuance of shares of Hornbeck Common Stock pursuant to the exercise of the Ravensworth Options in accordance with Section 6.11, (vi) the issuance of any shares of Hornbeck Common Stock or preferred stock upon exercise of the rights in accordance with the terms of the Hornbeck Stockholder Rights Plan, (vii) the issuance of any shares upon the exercise of the Hornbeck Disclosed Employee Stock Options, (viii) the issuance of shares of restricted Hornbeck Common Stock pursuant to Section

  6.4(j) or (ix) the acceptance by Hornbeck of any shares of Hornbeck Common Stock in consideration of the exercise of the Hornbeck Disclosed Employee Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of such Hornbeck Disclosed Employee Stock Options or restricted stock awards of Hornbeck Common Stock.

            (b) amend its certificate of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

            (c) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or any other voting securities or convertible securities;

            (d) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

            (e)   violate any applicable law, statute, rule,
  governmental   regulation  or  order  that  would  have  a
  Material Adverse Effect on such party;

            (f) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

            (g) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

            (h) make any material tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount materially in excess of the liability therefor that is reflected on the Hornbeck Financial Statements or Tidewater Financial Statements, as the case may be;

            (i) take any action that would prevent the accounting for the business combination to be effected by the Merger as a pooling-of-interests; or

            (j) authorize any of, or agree or commit to do any of, the foregoing actions.

       Section 6.4 Conduct of Business By Hornbeck Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, in addition to its covenants set forth in Section 6.3, each member of the Hornbeck Consolidated Group shall use its best efforts to preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice, and, except as otherwise provided herein, shall not, without the prior written consent of Tidewater:

            (a) except as contemplated by Section 4.19(m), enter into or modify any employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee, other than any such increase that is both in the ordinary course of business consistent with past practice and in an amount such that, after giving effect thereto, aggregate employee compensation expense (considered on an annualized basis) does not exceed 105% of the aggregate employee compensation expense for Hornbeck's fiscal year ending December 31 1995;

            (b)   enter into any new line of business;

            (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice; provided that the foregoing language of this Section 6.4(c) shall not be deemed to restrict the ability of Hornbeck to exercise either or both of the Ravensworth Options in accordance with Section 6.11;

            (d) except as disclosed on Schedule 6.4(d), sell or otherwise dispose of any Hornbeck Vessel, or, except for dispositions made in the ordinary course of business and consistent with past practices, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

            (e)   (i)   except   as  disclosed  on  Schedule
  6.4(e), incur any indebtedness for borrowed money, excluding the obtaining of letters of credit or surety bonds in the ordinary course of business consistent with past practices, but including any borrowings under the existing Hornbeck credit facility with First Interstate Bank of Texas N.A. (provided that, to the extent Hornbeck applies cash to reduce any outstanding debt under the term loan portion of such facility, it shall be permitted to re-borrow such amount under the revolving line of credit portion of such facility); or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, except for the exercise of either or both of the Ravensworth Options in accordance with Section 6.11;

            (f) except as disclosed on Schedule 6.4(f), make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practices out of available cash, (excluding the proceeds of borrowings);

            (g) approve the declaration or payment of any dividend or distribution by Ravensworth or Seaboard;

            (h) except in the ordinary course of business, place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on Schedules 4.11(a) or 4.13 and Permitted Liens, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

            (i)   acquire  another  business  or  entity, or
  sell  or  otherwise  dispose  of  a  material  part of its
  assets,   except   in  the  ordinary  course  of  business
  consistent with past practices;

            (j) permit any employee or former employee, officer or director of any member of the Hornbeck Consolidated Group to become entitled to receive any award under Hornbeck's discretionary or other bonus plans except for (i) cash payments up to $350,000 in the aggregate to directors, officers and employees as semi-annual director fees and incentive payments for 1995 performance consistent with past practice (the "1995 Incentive Cash Payments"), and (ii) the issuance of an aggregate of 19,310 shares of restricted Hornbeck Common Stock for 1995 performance, provided that, any cash payments or awards of restricted stock under (i) or (ii) shall not be made prior to January 2, 1996, and provided further that, if the Closing Date has not occurred by April 30, 1996, cash payments may be made to officers and employees as incentive payments for 1996 performance for the period from January 1, 1996 through the Closing Date, such amounts to be prorated and based on the total 1995 Incentive Cash Payments and to otherwise be consistent with past practice; or

            (k) authorize any of, or agree or commit to do any of, the foregoing actions.

  In addition, Hornbeck shall consult with Tidewater with respect to any action of the type described above proposed to be taken by a member of the North Sea Group.

       Section 6.5 No Solicitations. (a) No member of the Hornbeck Group shall directly or indirectly, through any officer, director, employee, representative or agent of any member of the Hornbeck Group, solicit or encourage the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of the assets of, or sales of shares of capital stock of Hornbeck, whether or not in writing and whether or not delivered to the stockholders of Hornbeck generally (including without limitation by way of a tender offer), or similar transactions involving Hornbeck (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Hornbeck from referring any third party to this Section 6.5. Nothing contained in this Section 6.5 or any other provision of this Agreement shall prevent the Board of Directors of Hornbeck from considering or negotiating an unsolicited bona fide written Acquisition Proposal. If the Board of Directors of Hornbeck, after duly considering advice, written or otherwise, of outside counsel and financial advisors to Hornbeck, determines in good faith that it would be consistent with its fiduciary responsibilities to approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby or thereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (x) Hornbeck shall not enter into any agreement with respect to the Superior Proposal and (y) any other obligation of Hornbeck under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 9.1(f) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation and Hornbeck, within three Business Days following such termination resulting from such Superior Proposal, pays Tidewater the Termination Fee (as defined in Section 9.1(f)). As used herein the term "Superior Proposal" means a bona fide proposal made by a third party to acquire Hornbeck pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise that the Board of Directors determines in its good faith judgment to be more favorable to Hornbeck's stockholders than the transactions contemplated by this Agreement (after considering the advice, written or otherwise, of Hornbeck's professional advisors). In making a determination of whether a Superior Proposal is more favorable, the Hornbeck Board of Directors shall consider not only the price offered by the third party as compared to the total consideration set forth in this Agreement, but shall also compare the market liquidity of the Tidewater Common Stock to the liquidity of the consideration offered by the third party, compare the tax consequences of the Merger to the tax consequences of the transaction proposed by the third party, determine whether the transaction proposed by the third party has any financing or other conditions or contingencies, and make any other meaningful comparison of the relative benefits offered to the Hornbeck stockholders by the Merger as compared to the transaction proposed by the third party.

            (b) Hornbeck shall immediately notify Tidewater after receipt of any Acquisition Proposal or any request for nonpublic information relating to any member of the Hornbeck Group in connection with an Acquisition Proposal or for access to the properties, books or records of any member of the Hornbeck Group that informs the Board of Directors of any member of the Hornbeck Group that it is considering making, or has made, an Acquisition Proposal. To the extent not prohibited by confidentiality provisions imposed by the offering party, such notice to Tidewater shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

            (c) If the Board of Directors of Hornbeck receives a request for material nonpublic information by a Person who makes, or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make, a bona fide Acquisition Proposal, Hornbeck may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Hornbeck and Tidewater, provide such Person with access to information regarding Hornbeck.

            (d) Nothing contained in this Section 6.5 shall prevent Hornbeck from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

       Section 6.6 Press Releases. Hornbeck and Tidewater will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with the Nasdaq National Market or the New York Stock Exchange.

       Section 6.7 Access to Information and Confidentiality.
  (a) Prior to the Closing Date, each of Hornbeck and Tidewater shall afford to the other party and to the
  officers,   employees,   accountants,  counsel,  financial
  advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as such other party reasonably requests.

            (b)   Each of Hornbeck  and  Tidewater will, and
  will cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person),
  (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason, Hornbeck and Tidewater will promptly return or destroy all documents containing nonpublic information so obtained from the other party and any copies made of such documents and any summaries, analyses or compilations made therefrom.

       Section 6.8 Consultation and Reporting. During the period from the date of this Agreement to the Closing Date, each of Hornbeck and Tidewater will, subject to any applicable legal or contractual restrictions confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of Hornbeck and Tidewater will notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

       Section 6.9 Update Schedules. Each party hereto will promptly disclose to the other any information contained in its representations and warranties and on the related schedules that, because of an event occurring after the date hereof, is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment or supplement in writing.

       Section 6.10 Hornbeck Stock Options. The parties acknowledge and agree that, pursuant to Article XIII of the Hornbeck 1989 Employee Incentive Plan and Article XIII of the Hornbeck 1993 Employee Incentive Plan, any of the Hornbeck Disclosed Employee Stock Options issued under such plans that remain unexercised as of the Closing Date shall, in accordance with their terms, become options to acquire such number of shares of Tidewater Common Stock that the holder of such unexercised Hornbeck Disclosed

  Employee Stock Options would have been entitled to receive upon consummation of the Merger if such holder had exercised such option immediately prior to, or coincident with, the Merger. Tidewater agrees to honor the obligations of Hornbeck under such plans effective as of the Effective Time.

       Section 6.11 Exercise of North Sea Options. The parties agree and acknowledge that Hornbeck, as an equity owner of Ravensworth, Seaboard and HOL, owns options to acquire additional equity interests in Ravensworth, Seaboard and HOL that expire on various dates. The parties agree that Hornbeck shall not exercise, modify or cancel such options without the prior written consent of Tidewater, provided that Hornbeck shall have the right, on or after February 29, 1996, to exercise, modify or cancel either or both of the Ravensworth Options after consulting with Tidewater, and provided further that from February 29, 1996 until the Closing Date, Hornbeck will not issue Hornbeck Common Stock as consideration for the exercise of such options without Tidewater's prior written consent. In the event the Ravensworth Option that expires on March 31, 1996 is not exercised by such date, thereby triggering mutual rights on behalf of Hornbeck and the 50.1% owner of Ravensworth to initiate a sale of Ravensworth, the parties agree that Hornbeck will not initiate such a sale without the consent of Tidewater, or take any act with respect to an offer for Ravensworth upon the initiation of a sale by the other owner of Ravensworth without consulting with Tidewater; provided that the failure by Hornbeck to exercise such Ravensworth Option will not alone be construed to be an initiation by Hornbeck of such a sale.

       Section 6.12  Hornbeck 1995 Form 10-K.  (a)  Hornbeck
  agrees to use its best efforts to prepare and file with the SEC its annual report on Form 10-K for the fiscal year ending December 31, 1995 before the Closing Date.

            (b) Tidewater agrees to cooperate in such filing of Hornbeck's Annual Report on Form 10-K.

       Section 6.13 Severance Policy. Hornbeck agrees to comply with, and Tidewater agrees to honor, the terms of the severance policy for Hornbeck's employees that was adopted by Hornbeck's Board of Directors on December 14, 1995, substantially in the form set forth on Schedule 6.13.

       Section 6.14  Sub Stockholder Approval. Tidewater, as
  the sole stockholder of Sub, shall take all action necessary to effect the necessary stockholder approval by Sub of this Agreement.

       Section 6.15 Employee Indemnification. Hornbeck shall, at its next Board of Directors meeting but not later than January 31, 1996, amend that certain resolution adopted by the Hornbeck Board of Directors on November 19, 1995 to limit its application to the matter disclosed in the first paragraph of Schedule 4.23(b).

       Section 6.16 Change in Control Agreements. Hornbeck agrees that the four officers of Hornbeck entitled to payments under those certain Change in Control Agreements entered into on June 20, 1995, shall not be entitled to payments under Section 9(b)(iii) of such agreements in excess of the amounts listed opposite each such officer's name on Schedule 6.16 provided however that the foregoing does not limit in any way the obligations of Hornbeck pursuant to the other provisions of the Change in Control Agreements. Tidewater agrees to cause Surviving Corporation to honor such agreements in accordance with their terms.

  ARTICLE 7.  CLOSING CONDITIONS

       Section 7.1 Conditions Applicable to All Parties. The obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

            (a) Registration and Listing Effectiveness; Stockholder Approval. The Registration Statement shall have become effective with the SEC (and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted by the SEC) and the Proxy Statement included therein shall have been mailed to the Hornbeck stockholders, the shares of Tidewater Common Stock to be issued pursuant to the Merger shall have been approved for listing on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance, and the required approval of the stockholders of Hornbeck of this Agreement shall have been obtained at the Special Meeting.
            (b) No Restraining Action. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against Hornbeck, Tidewater or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions
  contemplated  hereby  or  questioning   the   legality  or
  validity of any such transactions or seeking damages in connection with any such transactions.

       Section 7.2 Conditions to Tidewater's Obligations. The obligations of Tidewater to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

            (a)   Representations, Warranties and Covenants.
  (i)   The  representations  and warranties of Hornbeck  in
  this Agreement or in any certificate delivered to Tidewater pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by Hornbeck after the date hereof unless consented to by Tidewater) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect" in which case such representation or warranty shall be true and correct, and (ii) Hornbeck will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Hornbeck prior to or on the Closing Date.

            (b) No Material Adverse Change. There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to Hornbeck from the date of the Hornbeck Latest Balance Sheet to the Closing Date.

            (c) HSR Act. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and no condition shall have been imposed on Hornbeck or Tidewater to obtain such termination that would require the divestiture of any of either of such party's assets or otherwise have a Material Adverse Effect on such party.

            (d) Consents and Approvals. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the business of Hornbeck in substantially the same manner after the Closing Date as before, will have been received.

            (e) Closing Certificate. The receipt by Tidewater of a certificate executed by the Chief Executive Officer and Chief Financial Officer of Hornbeck dated the Closing Date, certifying that the conditions specified in
  Section 7.2(a) and (b) hereof have been fulfilled.

            (f) Good Standing and Tax Certificates. Hornbeck will have delivered to Tidewater, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the certificates of incorporation or other organizational documents, including all amendments thereto, certified by the appropriate government official of each member of the Hornbeck Group, (ii) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that each member of the Hornbeck Group is in good standing in such jurisdiction and listing all organizational documents of the members of the Hornbeck Group on file, (iii) to the extent issued by such jurisdiction, a certificate from the appropriate governmental official in each jurisdiction in which each member of the Hornbeck Group is qualified to do business to the effect that such member is in good standing in such jurisdiction and (iv) to the extent issued by such jurisdiction, certificates as to the tax status of each member of the Hornbeck Group in its jurisdiction of organization and each jurisdiction in which such member is qualified to do business.

            (g) Confirmation of Pooling-of-Interests Availability. The receipt by Tidewater of an opinion or confirmation thereof of its independent public accountants and the Hornbeck independent public accountants that the transactions contemplated hereby will qualify for pooling-of-interests treatment under the generally accepted accounting principles of the United States.

            (h) Fairness Opinion. Tidewater shall have received a letter from Merrill, Lynch & Co. dated within five days prior to the date the Agreement is executed by Tidewater, in form and substance satisfactory to Tidewater, to the effect that the aggregate of the Merger Consideration and Fractional Payments to be paid by
  Tidewater is fair to Tidewater and to Tidewater's stockholders from a financial point of view.

            (i) Tax Opinion. Tidewater shall have received from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. an opinion to the effect that the Merger and the transactions contemplated hereby will constitute a reorganization under Section 368 of the Code.

            (j) Opinion of Counsel. Tidewater shall have received from Keck, Mahin & Cate, counsel to Hornbeck, an opinion, dated as of the Closing Date, to the effect set forth in Exhibit C-1, and from Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Hornbeck, an opinion, dated as of the Closing Date, to the effect set forth in Exhibit C-2.

            (k) Hornbeck 1995 Form 10-K. Hornbeck shall have filed with the SEC its annual report on Form 10-K for the fiscal year ending December 31, 1995.

       Section 7.3 Conditions to Hornbeck's Obligations. The obligations of Hornbeck to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

            (a)   Representations, Warranties and Covenants.
  (i) The representations and warranties of Tidewater in this Agreement or in any certificate delivered to Hornbeck pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by Tidewater after the date hereof unless consented to by Hornbeck) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect" in which case such representation or warranty shall be true and correct, and (ii) Tidewater will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Tidewater prior to or on the Closing Date.

            (b) No Material Adverse Change. There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to Tidewater from the date of the Tidewater Latest Balance Sheet to the Closing Date.

            (c)   HSR Act.   The  waiting  periods  (and any
  extensions thereof) applicable to the Merger under the HSR
  Act shall have been terminated or shall have expired.

            (d) Consents and Approvals. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

            (e) Closing Certificate. The receipt by Hornbeck of a certificate executed by the Chief Executive Officer and Chief Financial Officer of Tidewater dated the Closing Date, certifying that the conditions specified in
  Section 7.3(a) and (b) hereof have been fulfilled.

            (f) Good Standing and Tax Certificates. Tidewater will have delivered to Hornbeck, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the certificates of incorporation, including all amendments thereto, certified by the appropriate government official, of each member of the Tidewater Affiliated Group, (ii) certificates from the appropriate governmental official to the effect that each member of the Tidewater Affiliated Group is in good standing in such jurisdiction and listing all charter documents of such members on file, (iii) a certificate from the appropriate governmental official in each jurisdiction in which each member of the Tidewater Affiliated Group is qualified to do business to the effect that such member is in good standing in such jurisdiction and (iv) certificates as to the tax status of each member of the Tidewater Affiliated Group in its jurisdiction of organization and each jurisdiction in which such member is qualified to do business.

            (g) Confirmation of Pooling-of-Interests Availability. The receipt by Hornbeck of an opinion or confirmation thereof of its independent accountants and the Tidewater independent accountants that the transactions contemplated hereby will qualify for pooling-of-interests treatment under the generally accepted accounting principles of the United States.

            (h) Fairness Opinion. Hornbeck shall have received a letter from Simmons & Company International dated within five days prior to the date this Agreement is executed by Hornbeck and confirmed within five days prior to the date the Proxy Statement is mailed to the Hornbeck stockholders, in form and substance satisfactory to Hornbeck, to the effect that the aggregate of the Merger Consideration and Fractional Payments to be paid by Tidewater is fair to Hornbeck's stockholders from a financial point of view.

            (i) Tax Opinion. The receipt by Hornbeck of an opinion from Price Waterhouse LLP to the effect that the Merger and the transactions contemplated hereby will constitute a reorganization under Section 368 of the Code.

            (j)   Opinion   of   Counsel.   The  receipt  by
  Hornbeck of opinions from Cliffe F. Laborde, general counsel to the Company, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel for Tidewater, and Ashby & Geddes, special Delaware counsel for Tidewater, dated as of the Closing Date, to the effects set forth in Exhibits D-1, D-2 and D-3 hereto, respectively.

            (k) Consulting Agreement. Tidewater shall have executed and delivered a Consulting Agreement in the form attached hereto as Exhibit E, providing for certain consulting services to be performed by Larry D. Hornbeck.

            (l) Board Representation. Tidewater's Board of Directors shall have taken such action as is necessary to appoint Larry D. Hornbeck to that class of the Tidewater Board of Directors with a term expiring at the annual meeting of Tidewater's stockholders that next follows the Closing Date, such appointment to be effective within two days following the Closing Date.

       Section 7.4 Waiver of Conditions. Any condition to a party's obligation to effect the Merger hereunder may be waived by that party in writing, other than the conditions specified in Sections 7.1(a) or (b), the first two lines of 7.2(c) or 7.3(c).

  ARTICLE 8.  POST-CLOSING COVENANTS

       Section 8.1 Use of Hornbeck Name. Tidewater shall use its reasonable best efforts (a) to remove the Hornbeck name and any abbreviation thereof and any associated trade or service marks from all vessels, real property, owned or leased, and equipment upon consummation of the Merger (provided that, to the extent any such vessels or equipment are owned or operated by the North Sea Group,
  Tidewater shall not be deemed to have breached this covenant if it is prevented from effecting such removal) and (b) to take all other steps reasonably necessary to avoid any public use of the Hornbeck name in connection with the operation of its business following the Closing, including the removal of the Hornbeck name from the corporate or other organizational name of the members of the Hornbeck Group (provided that, with respect to members of the North Sea Group, Tidewater shall not be deemed to have breached this covenant if it is prevented from effecting such removal), in each case as soon as practicable but in no event later than 60 days after the Closing Date.

       Section 8.2 Indemnification of Directors and Officers of Hornbeck.

            (a) From and after the Effective Time of the Merger, Tidewater agrees to indemnify and hold harmless, and to cause Surviving Corporation to honor its separate indemnification obligations to, each person who is an officer or director of Hornbeck (or a member of the Hornbeck Group serving at the request of Hornbeck) on the date of this Agreement or has served as such an officer or director at any time since January 1, 1993 (together with those persons discussed in the last sentence of this subsection, an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his or her capacity as an officer or director of Hornbeck (or a member of the Hornbeck Group serving at the request of Hornbeck), to the same extent he or she would have been indemnified under the Certificate of Incorporation or By-laws of Hornbeck as such documents were in effect on the date of this Agreement. Tidewater further agrees to honor the resolution regarding Hornbeck employee indemnification that is referred to in Section 6.15 (but only to the extent such resolution has been modified as required by
  Section 6.15), to the extent the matter referred to in the first paragraph of Schedule 4.23(b) has not been resolved by the Closing Date.

            (b) Tidewater shall pay for the insurance premiums required for any extension of Hornbeck's D&O insurance policy following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of Hornbeck (or a member of the Hornbeck Group, serving at the request of Hornbeck), for a period of six years or shall provide comparable coverage for the same period under Tidewater's D&O insurance policy for all directors and officers of Hornbeck (or a member of the Hornbeck Group, serving at the request of Hornbeck), covered by Hornbeck's policy.

            (c) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Tidewater.

            (d) The rights to indemnification granted by this Section 8.2 are subject to the following limitations:
  (i) the total aggregate indemnification to be provided by Tidewater and/or Surviving Corporation pursuant to this
  Section 8.2 will not exceed, as to all of the Indemnified Persons described herein as a group, the sum of $50 million, and Tidewater shall have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group (but the Indemnified Persons may seek reallocation among themselves); (ii) amounts otherwise required to be paid by Tidewater to an Indemnified Person pursuant to this Section 8.2 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and Tidewater shall be reimbursed for any amounts paid by Tidewater that such Indemnified Person subsequently recovers by virtue of such claim; (iii) no Indemnified Person shall be entitled to indemnification for any claim made or threatened prior to the Closing Date of which such Indemnified Person or Hornbeck was aware but did not promptly disclose to Tidewater prior to the execution of this Agreement, if the claim or threatened claim was known on or before such time, or prior to the Closing Date, if such claim became known after execution of this Agreement, provided that all matters disclosed in the Schedules to this Agreement shall be deemed to have been disclosed to Tidewater by all of such Indemnified Persons for purposes of this Section 8.2(d); (iv) any claim for indemnification pursuant to this Section 8.2 must be submitted in writing to the Chief Executive Officer of Tidewater promptly upon such Indemnified Person becoming aware of such claim and, in no event, more than ten years from the Effective Date, provided that any such failure to advise promptly has a prejudicial effect on Tidewater; and (v) an Indemnified Person shall not settle any claim for which indemnification is provided herein without the prior written consent of Tidewater.

            (e) Tidewater agrees that the indemnification limit set forth in subparagraph (d)(i) above shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon any misstatement by Tidewater of a material fact in the Registration Statement or are based upon an omission by Tidewater of a material fact required to be stated therein, or necessary in order to make a statement therein not misleading unless such statement or omission was based upon information supplied by Hornbeck for inclusion therein.

       Section 8.3 Publication of Post-Merger Results. Tidewater shall use its reasonable best efforts to cause financial results covering at least thirty days of post-Merger combined operations to be published as soon as practicable after the passage of such thirty day period.

       Section 8.4 Employee Benefits. Following the consummation of the Merger, Tidewater shall arrange to make generally available to the employees of Hornbeck the benefits listed on Schedule 8.4 in accordance with the terms of such benefit plans, policies or arrangements, provided that this covenant shall not prohibit Tidewater from modifying or rescinding such benefits thereafter to the extent such modification or rescission is generally applicable to Tidewater employees.

       Section 8.5 Registration Rights. Tidewater shall use its reasonable best efforts to cause a Registration Statement on Form S-8 to be filed with the SEC covering the shares of Tidewater Common Stock to be issued upon exercise of the Hornbeck Disclosed Employee Stock Options (provided that no representation is made by Tidewater that any such Form S-8 Registration Statement will in all cases be available to permit resales of Tidewater Common Stock), or shall provide the holder of such options with piggyback registration rights for such shares.


  ARTICLE 9.  TERMINATION

       Section 9.1 Termination. This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the stockholders of Hornbeck as follows:

            (a) Mutual Consent. By the mutual consent of the Boards of Directors of Hornbeck and Tidewater.

            (b) Material Breach. By the Board of Directors of either Hornbeck or Tidewater if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph
  (c) below.

            (c)   Abandonment.  By the Board of Directors of
  either Hornbeck or Tidewater if (i) all conditions to Closing required by Article 7 hereof have not been met by or waived by November 20, 1996 (the "Termination Date"),
  (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition inures, or (iii) the Merger has not occurred by such date; provided, however, that neither Hornbeck nor Tidewater shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

            (d) Lack of Approval. By the Board of Directors of either Hornbeck or Tidewater, if any required approval of the stockholders of Hornbeck shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting of Hornbeck stockholders or at any adjournment thereof.

            (e) Government Action. If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

            (f) Termination Fee. Hornbeck's Board of Directors may terminate this Agreement in accordance with
  Section 6.5 hereof, provided that as a condition to exercising its right to terminate this Agreement under this Section 9.1(f), Hornbeck shall give prior written confirmation to Tidewater of its obligation to pay cash in the amount of $6 million (the "Termination Fee"), no later than the third business day following termination, and shall thereafter pay such amount within such period.

            (g)   Tidewater Stock  Price.   By  the Board of
  Directors of either Hornbeck or Tidewater if the  Exchange
  Ratio, as adjusted, would be less than .60 or greater than .74.

       Section 9.2 Effect of Termination. Upon termination of this Agreement pursuant to this Article 9, this Agreement shall be void and of no effect, other than the obligation to pay the Termination Fee referred to in
  Section 9.1(f), if  applicable,  and  shall  result  in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

  ARTICLE 10.  MISCELLANEOUS

       Section 10.1 Notices. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

            (a)   If to Tidewater:

                  Tidewater Inc.
                  Tidewater Place
                  1440 Canal Street, Suite 2100
                  New Orleans, Louisiana  70112-2780
                  Attention: William C. O'Malley

                  with a copy to:  Cliffe F. Laborde

                  and to:

                  Jones, Walker, Waechter, Poitevent,
                   Carrere & Denegre, L.L.P.
                  201 St. Charles Avenue
                  Suite 5100
                  New Orleans, LA 70170
                  Attention:  Curtis R. Hearn

            (b)   If to Hornbeck:

                  Hornbeck Offshore Services, Inc.
                  7707 Harborside Drive
                  Galveston, Texas  77554
                  Attention:  Larry D. Hornbeck

                  with a copy to:

                  Keck, Mahin & Cate
                  First City Tower
                  1001 Fannin Street, Suite 1200
                  Houston, Texas  77002-6708
                  Attention:  R. Clyde Parker, Jr.

  Such names and addresses may be changed by written notice to each person listed above.

       Section 10.2 Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       Section 10.3  Counterparts.  This  Agreement  may  be
  executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

       Section 10.4 Interpretation; Schedules. (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (b)   The information set forth in the Schedules
  to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information. Any information disclosed by a party in any Schedule shall be deemed to be disclosed in all the Schedules of such party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

       Section 10.5 Entire Agreement; Severability. (a) This Agreement, including the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

            (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

       Section 10.6 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Hornbeck; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders.

       Section 10.7 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 7.1(a) or (b), the first two lines of 7.2(c) and 7.3(c). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

       Section 10.8 Binding Effect; Benefits. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Section 8.2, the Indemnified Persons and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       Section 10.9  Assignability.  This  Agreement is  not
  assignable by any party hereto without the prior written consent of the other parties.

       Section 10.10 Expenses. Each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal and tax advisors.

       Section 10.11 Gender and Certain Definitions. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

       Section 10.12  Non-Survival  of  Representations  and
  Warranties; Remedies. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the consummation of the Merger. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or a warranty by the other party shall be to not consummate the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 7.2(a) or 7.3(a) hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for intentional breach of a representation, warranty or covenant of this Agreement or for fraud.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                TIDEWATER INC.

                                By: /s/ William C. O'Malley
                                   ________________________
                                   William C. O'Malley
                                   Chairman, President and
                                   Chief Executive Officer

                                TIDEWATER EXPANSION, INC.

                                By: /s/ William C. O'Malley
                                   _______________________
                                   President

                                HORNBECK OFFSHORE SERVICES, INC.

                                By: /s/ Larry D. Hornbeck
                                   _______________________
                                   Larry D. Hornbeck
                                   Chairman, President and
                                   Chief Executive Officer